Exhibit 10.10
The SIGNATORIES
Vrodest Delft C.V. located at Hertog Janstraat 1, (5081 BR) in Hilvarenbeek, is herewith represented by it’s managing partners:
      1. Vrodest Beheer B.V.. located at (5081 BR) in Hilvarenbeek, at Hertog Janstraat 1, herewith duly represented by:
                a) Amprins Vastgoed BV, located at Bachlaan 35, 1217 BV in Hilversum represented by it’s managing director Mr. F.A. Weidema;
                b) Stemavin Properties B.V.; located at Slibbroek 16, 5081 NS in Hilvarenbeek, represented by it’s managing director Mr. C.J.M. Vinken
                c) Vastgoed Advies en Beheer ‘93 B.V. located at Hertog Janstraat 1, 5081 BR in Hilvarenbeek, represented by the board of Vastgoed Holding Hilvarenbeek B.V., represented by it’s managing director Mr. F. Bosman registered in the Trade Register of the Chamber of Commerce in the Region of Tilburg, number 18057322, turnover tax number ..........
hereinafter referred to as “the Landlord”
AND
OCZ Technology Group, Inc. located at Kleveringenweg 23 (2612 LZ) in Delft, herewith represented by it’s authorized representative Mr. John Adam Camche Apps, born in Point-Claire in Canada, on June 25, 1980, registered in the Trade Register of the Chamber of Commerce and Factories in the region Haaglaanden, number 27277026, turnover tax number ..........
Hereinafter referred to as “the Tenant”
1.1
The Landlord herby lets to the Tenant and the Tenant herby rents from the Landlord the office accommodation, hereinafter referred o as “the Subjects”, whose address is: Kleveringweg 23, “Ypenburgse Poort” unit 6 in Delft, consisting of approximately 300 squared meters of manufacturing/office/showroom space, divided as follows: approximately 150 squared meters of manufacturing space, approximately 50 squared meters of office/showroom space located on the first floor and approximately 100 squared meters of office space located at the second floor, Land Register reference city of Delft, Section N, number 3365
1.2
The Subjects are intended exclusively for use by or on behalf of the Tenant as manufacturing/office/showroom space, conform the zoning plan of the city of Delft
1.3
The Tenant shall not be permitted to allocate a different use to the Subjects than that detailed in 1.2 unless the Landlord has given prior written permission to do so.
1.4

The maximum permitted floor loading in the Subjects is approximately 1000 kg per squared meter on the first floor and approximately 500 kg per squared meter on the second floor.
Conditions
2.1
The “GENERAL TERMS AND CONDITIONS FOR LEASE OF OFFICE ACCOMMODATION, and other commercial accommodation within the meaning of Article 7:230A of the Civil Code”, lodged with the Clerk of the Court in the The Hague on 11 July 2003 and registered there under number 72/2003, hereinafter referred to as “the General Conditions”, shall form part of this contract. The parties are familiar with contents of these General Conditions. The Landlord and the Tenant have each received a copy of them.
2.2 The General conditions referred to in Clause 2.1 shall apply except insofar as expressly amended in this contract or insofar as their application is not possible in relation to the Subjects.
Duration, extension and termination
3.1 This contract is entered into for a period of 5 years, commencing on June 1, 2005 and continuing up to and including May 31, 2010
3.2 This contract shall continue after the expiry of the period mentioned in 3.1 for a consecutive period of 5 years, therefore up to and including May 31, 2015. This contract shall thereafter continue for periods of 5 years at a time.
3.3 Termination of this contract shall be effected by notice of termination with effect from the end of a rental period, with a period of notice of at least one year.
3.4 Notice of termination must be given by bailiff’s service or by registered letter.
Rental, Turnover Tax, Rent Review, Obligation for payment, Payment periods.
4.1 The commencing rental for the Subjects amounts to €28,000 per annum.
4.2 The parties have agreed that the Landlord shall/shall not charge Turnover Tax on the rental. If rental without Turnover Tax has been agreed, the Tenant shall be liable to pay to the Landlord a separate amount, in addition to the rental, as compensation for the loss suffered or to be suffered by the Landlord or his legal successors because the Turnover Tax on investment and development costs will not or no longer be deductible. The provisions of Clause 19,1 to 19,9, inclusive, of the General conditions shall not then be applicable.
4.3 If the parties have agreed to rental subject to Turnover Tax, the Landlord and the Tenant shall avail themselves of the opportunity to waive, on the basis of Information Note 45, Order of 24 March 1999, no. VB 99/571, the services of a joint option request for a rental subject to Turnover Tax. By signing the Lease Contract, the Tenant declares, also for the benefit of the Landlord’s legal successors, that it shall use the Subjects or cause them to be used continuously for purposes of which a complete or virtually complete deduction of Turnover Tax is available under Section 15 of the Turnover Act of 1968.
4.4 The Tenants financial year runs from *** to ***, inclusive.

4.5 The rental shall be reviewed annually as at June 1st, for the first time with effect from June 1, 2006, in accordance with Clause 9.1 to 9.4 inclusive of the General Conditions.
4.6 The amount due by the Tenant for ancillary supplies and services provided by or on behalf of the Landlord shall be determined in accordance with Clause 16 of the General Conditions A system of advance payments with subsequent recalculation shall be applied to these advance payments as detailed in said Clause.
4.7.1 The Tenant’s payment obligations shall comprise:
•	the rental

•	the separate payment if rental without Turnover Tax has been agreed

•	the Turnover Tax if the parties have agreed on a rental subject to Turnover Tax

•	the advance payment for the ancillary supplies and services arranged by or on behalf of the Landlord, together with Turnover Tax due thereon
4.7.2 The Tenant’s obligation to pay Turnover Tax on the rental shall discontinue if the Subjects may no longer by let out subject to Turnover Tax, even though the parties have agreed that they should be. In such case, the payment specified in the provisions of Clause 19.3 of the General Conditions shall be substituted for Turnover Tax and the advance payment specified in Clause 19.3, sub a, shall be set at 24% of the current rental
4.8 For every payment period of 3 months, the payments, on commencement of the Lease, shall be:

- the rental	€7,000
- Turnover Tax due on the rental, or	€1,330
****
- the advance payment for ancillary supplies and services arranged by or on behalf of the Landlord, together with the Turnover Tax due thereon	€1,383.37
TOTAL	€9,713.37
4.9 Taking into account the date of entry under the Lease, the Tenant’s first payment shall relate to the period from 8-1-2005 to 9-30-2005 inclusive and the amount due for this first period shall be €6,475.58. This amount is inclusive of Turnover Tax due in respect of the rental, but only if the parties have agreed to rental subject to Turnover Tax. The Tenant shall pay this amount on or before 8-1-2005.
4.10 The periodical payments due by the Tenant to the Landlord under this Lease, as detailed in Clause 4.8, shall be paid in one sum, in advance, in euros and must be paid in full on or before the first day of the payment period to which they relate.
4.11 Unless otherwise stated, all amounts stated in this Lease Contract, and the General Conditions which form part of it, are exclusive of Turnover Tax.

5
The parties agree that the ancillary supplies and services to be arranged provided by or on behalf of the Landlord are as follows:
•	Gas/oil usage, including standing charges

•	Electricity, including standing charges related to installation and lighting of the common areas

•	Water usage, including standing charges

•	Maintenance and scheduled check-ups of heating and/or air system(s)

•	Same for fire hydrant installation

•	Same for fire hydrant installation

•	Same for fire alarm, building security, interruption and backup electricity installation(s)

•	Cleaning costs for the common areas, outside windows, as well as awnings, common area windows

•	Areas and grounds

•	Arranging waste, container rental, etc;

•	Insurance for outside windows

•	Maintenance grounds and landscaping

•	Security if elected

•	Administration costs of 5% on the services listed above
Bank Guarantee
6 The amount of the bank guarantee specified in Clause 12.1 of the General Conditions is hereby established between the parties to be €9,713.37
Manager
7.1
Until the Landlord advises otherwise, the Manager shall be the Landlord
7.2 Unless agreed otherwise in writing, the Tenant should consult with the Manger on the contents of and all other circumstances pertaining to this Lease.
Special Conditions
8.0 Subletting
Tenant is permitted after consent of the Landlord, to sublet the entity.
8.1 Floor covering
Landlord is responsible for installing standard industrial carpet in the office and showroom prior to occupation
8.2
Tenant is solely responsible for an internet subscription through Casema. Landlord is willing to install internal cables for nine outlets, location to be selected by the Tenant. Tenant is always solely responsible for administration and maintenance.
In addition, Landlord shall install one additional internet connection on the first floor at the lower area (behind entrance overhead door) adjacent to the light switch

Landlord shall install 2 additional wall outlets on the first floor (large room in the back) and 2 additional internet outlets (method of connection will be discussed in due time with electrician)

HUUROVEREENKOMST KANTOORRUIMTE
en andere bedrijfsruimte in de zin van artikel 7:230a BW

Model door de Raad voor Onroerende Zaken (ROZ) op 30 juli 2003 vastgesteld.
Verwijzing naar dit model en het gebruik daarvan zljn ultsluitend toegestaan, indien de ingevulde, de toegevoegde of de afwijkende tekst duidelijk als zodanig herkenbaar is. Toevoegingen en afwijkingen dienen bij voorkeur te worden opgenomen onder het hoofd ‘bijzondere bepalingen’.
ledere aansprakelijkheld voor nadelige gevolgen van het gebruik van de tekst van het model wordt door de ROZ uitgesloten.

ONDERGETEKENDEN
Vrodest Delft C.V gevestigd~~/wonende~~ aan de Hertog Janstraat 1, (5081 BR) Hilvarenbeek, te dezen rechtsgeldig vertegenwoordigd door haar beherend vennoten:
1.	Vrodest Beheer B.V., gevestigd te (5081 BR) Hilvarenbeek, Hertog Janstraat 1, ten deze rechtens vertegenwoordigd door:
a.	Amprins Vastgoed B.V., gevestigd Bachlaan 35, 1217 BV Hilversum, rechtens vertegenwoordigd door haar directie Weidema Beheer B.V., rechtens vertegenwoordigd door haar directeur de heer F.A. Weidema;

b.	Stemavin Properties B.V., gevestigd Slibbroek 16, 5081 NS Hilvarenbeek, rechtens vertegenwoordigd door haar directie Stemavin Beheer B.V., rechtens vertegenwoordigd door haar directeur de heer C.J.M. Vinken;

c.	Vastgoed Advies en Beheer ‘93 B.V., gevestigd Hertog Janstraat 1, 5081 BR Hilvarenbeek, rechtens vertegenwoordigd door haar directie Vastgoed Holding Hilvarenbeek B.V., rechtens vertegenwoordigd door haar directeur de heer A.W.M. Heuvel.
2.	IBB-Kondor B.V., gevestigd Oude Straatweg 1, (2171 LC) Sassenheim, ten deze rechtens vertegenwoordig door haar directeur de heer F. Bosman ingeschreven in het handelsregister van de Kamer van Koophandel regio Tllburg onder nummer 18057322, omzetbelastingnummer hierna te noemen ‘verhuurder’,
EN
OCZ Technology Group, Inc. gevestigd~~/wonende~~ aan de Kleveringweg 23 (2616 LZ) te Delft, te dezen rechtsgeldig vertegenwoordigd door haar gevolmachtigde de heer John Adam Camche Apps, geboren te Point-Claire in Canada op 25-06-1980, ingeschreven in het handelsregister van de Kamer van Koophandel en Fabrieken voor regio Haaglanden onder nummer 27277026, omzetbelastingnummer hierna te noemen ‘huurder’,
ZIJN OVEREENGEKOMEN
Het gehuurde, bestemming
1.1
Verhuurder verhuurt aan huurder en huurder huurt van verhuurder de bedrijfsruimte, hierna ‘het gehuurde’ genoamd, gelegen aan de Kleveringweg 23 “Ypenburgse Poort” unit 6 te Delft, zijnde ca. 300 m2 bedrijfs-/kantoor-/showroomruimte als volgt verdeeld ca. 150 m2 bedrijfsruimte, ca. 50 m2 kantoor/showroomruimte gelegen op de begane grond en ca. 100 m2 kantoorruimte gelegen op de 1e verdieping kadastraal bekend gemeente Delft, sectie N, nummer 3365, welke bedrijfsruimte nader is aangegeven op de als bijlagen bij deze overeenkomst gevoegde en daarvan deeluitmakende door partijen geparafeerde tekening en een door partijen geparafeerd proces-verbaal van oplevering, waarin wordt aangegeven welke installaties en andere voorzieningen wel, en welke installaties en andere voorzieningen niet, tot het gehuurde behoren en waarin tevens een beschrijving van de staat van het gehuurde wordt gegeven, eventueel aangevuld met door partijen geparafeerde foto’s.

Paraaf verhuurder	1	Paraaf huurder

1.2
Het gehuurde zal door of vanwege huurder uitsluitend worden bestemd om te worden gebruikt als bedrijfs-/kantoor-/showroomruimte, conform het bestemmingsplan van de gemeente Delft.
1.3
Het is huurder niet toegestaan zonder voorafgaande schriftelijke toestemming van verhuurder een andere bestemming aan het gehuurde te geven dan omschreven in 1.2.
1.4
De hoogst toelaatbare belasting van de vloeren van het gehuurde bedraagt ca. 1.000 kg/m2 op de begane grond en ca. 500 kg/m2 op de 1e verdieping.
Voorwaarden
2.1
Van deze overeenkomst maken deel uit de ‘ALGEMENE BEPALINGEN HUUROVEREENKOMST KANTOORRUIMTE’ en andere bedrijfsruimte in de zin van artikel 7:230A BW’, gedeponeerd bij de griffie van de rechtbank te Den Haag op 11 juli 2003 en aldaar ingeschreven onder nummer 72/2003, hierna te noemen ‘algemene bepalingen’. De inhoud van deze algemene bepalingen is partijen bekend. Huurder en verhuurder hebben een exemplaar van de algemene bepalingen ontvangen.
2.2
De algemene bepalingen waarnaar in 2.1 wordt verwezen, zijn van toepassing behoudens voor zover daarvan in deze overeenkomst uitdrukkelijk is afgeweken of toepassing daarvan ten aanzien van het gehuurde niet mogelijk is.
Duur, verlenging en opzegging
3.1
Deze overeenkomst is aangegaan voor de duur van 5 (vijf) jaar, ingaande op 1 Juni 2005 en lopende tot en met 31 mel 2010.
3.2
Na het verstrijken van de in 3.1 genoemde periode wordt deze overeenkomst voortgezet voor een aansluitende periode van 5 (vijf) jaar, derhalve tot en met 31 mel 2015.
Deze overeenkomst wordt vervolgens voortgezet voor aansiuitende perioden van telkens 5 (vijf) jaar.
3.3
Beëindiging van deze overeenkomst vindt plaats door opzegging tegen het einde van een huurperiode met inachtneming van een termijn van tenminste één jaar.
3.4
Opzegging dient te geschieden bij deurwaardersexploot of per aangetekend schrijven.
Huurprijs, omzetbelasting, huurprijsaanpassing, betalingsverplichting, betaalperiode
4.1
De aanvangshuurprijs van het gehuurde bedraagt op jaarbasis € 28.000,=
zegge: achtentwintigduizen euro.
4.2
Partijen komen overeen dat verhuurder wel~~/geen~~1) omzetbelasting over de huurprijs in rekening brengt.
Indien géén met omzetbelasting belaste verhuur wordt overeengekomen is huurder naast de huurprijs een afzonderlijke vergoeding aan verhuurder verschuldigd, ter compensatie van het nadeel dat verhuurder c.q. diens rechtsopvolger(s) lijdt dan wel zal lijden, omdat de omzetbelasting op de investeringen en exploitatiekosten van verhuurder niet (meer) aftrekbaar zijn. Het gestelde in 19.1 t/m 19.9 algemene bepalingen is dan niet van toepassing.

1)	Doorhsien wat niet van toepassing is.

Paraaf verhuurder	2	Paraaf huurder

4.3
Indien partijen een met omzetbelasting belaste verhuur zijn overeengekomen maken huurder en verhuurder gebruik van de mogelijkheid om op grand van Mededeling 45, besluit van 24 maart 1999, nr. VB 99/571, af te zien van het indienen van een gezamenlijk optieverzoek voor een met omzetbelasting belaste verhuur. Huurder verklaart door ondertekening van de huurovereenkomst mede ten behoeve van de rechtsopvolger (s) van verhuurder, dat hij het gehuurde blijvend gebruikt of blijvend laat gebruiken voor doeleinden waarvoor een volledig of nagenoeg volledig rechl op aftrek van omzetbelasting op de voet van artikel 15 van de Wet op de omzetbelasting 1968 bestaat.
4.4
Het boekjaar van huurder loopt van ??? tot en met ???
4.5
De huurprijs wordt jaarlijks per 1 juni voor het eerst met ingang van 1 juni 2006 aangepast overeenkomstig 9.1. t/m 9.4 algemene bepalingen.
4.6
De vergoeding die huurder verschuldigd is voor door of vanwege verhuurder te verzorgen bijkomende leveringen en diensten wordt bepaald overeenkomstig 16 algemene bepalingen. Op deze vergoeding wordt een systeem van voorschotbetaiingen met latere verrekening toegepast, zoals daar is aangegeven.
4.7.1
De betalingsverplichting van huurder bestaat uit:
•	de huurprijs;

~~•~~	~~de afzonderlijke vergoeding indien geen met omzetbelasting belaste-verhuur is overeengekomen~~

•	de over de huurprijs verschuldigde omzetbelasting indien partijen een met omzetbelasting belaste verhuur zijn overeengekomen;

•	het voorschot op de vergoeding voor de door of vanwege verhuurder te verzorgen bijkomende leveringen en diensten met de daarover verschuldigde omzetbelasting;
4.7.2
Huurder is geen omzetbelasting meer over de huurprijs verschuldigd indien het gehuurde niet langer met omzetbelasting mag worden verhuurd, terwijl partijen dat wel waren overeengekomen. Als dat het geval is, komen de in 19.3.a algemene bepalingen bedoelde vergoedingen voor de omzetbelasting in de plaats en wordt de in 19.3.a sub I bedoelde vergoeding bij voorbaat vastgesteld op 24% van de actuele huurprijs
4.8
Per betaalperiode van 3 (drie) kalendermaand(en) bedraagt bij aanvang van de huurovereenkomst:

—	de huurprijs		€7.000,=
—	de over de huurprijs verschuldigde omzetbelasting of		€1.330,=
—	~~de afzonderlijke vorgoeding als geneemd in 4.2 indien geen met omzetbelasting belaste verhuur wordt overeengekomen of~~	€
—	~~de in 4.7.2. genoemde vergeeding(en) indien niet meer met omzetbelasting mag worden verhuurd, terwijl partijen dat wel waren overeengekomen~~	€
—	het voorschot op de vergoeding voor door of vanwege verhuurder verzorgde bijkomende leveringen en diensten met de daarover verschuldigde omzetbelasting		€1.383,37

totaal			€9.713,37
zegge: negenduizendzevenhonderddertien euro en 37 cent.
4.9
Met het oog op de datum van ingang van de huur, heeft de eerste betaling van huurder betrekking op de periode van 1 augustus 2005 tot en met 31 September 2005 en is het over deze eerste periode verschuldigde bedrag € 6.475,58. Dit bedrag is inclusief omzetbelasting, ook wat de omzetbelasting over de huurprijs betreft, doch alleen als huurder omzetbelasting over de huurprijs verschuldigd is. Huurder zal dit bedrag voldoen vóór of op 1 augustus 2005.

Paraaf verhuurder	3	Paraaf huurder

Vanaf 1 oktober 2005 zal het verschuldigde bedrag, €9.713,37 overeenkomen met de betaalperiode van 3 kalendermaanden zoals omschreven in 4.8.
Huurder is wel over de periode 1 junl 2005 tot en met 31 juli 2005 servicekosten verschuldigd wat overeen komt met één bedrag van € 922,25. dit bedrag is inclusief omzetbelasting.
4.10
De uit noofde van deze huurovereenkomst door huurder aan verhuurder te verrichten periodieke betalingen als weergegeven in 4.8 zijn in één bedrag bij vooruitbetaling verschuldigd in euro’s en moeten vóór of op de eerste dag van de periode waarop de betalingen betrekking hebben volledig zijn voldaan.
4.11
Tenzij anders vermeld, luiden alle bedragen in deze huurovereenkomst en de daarvan deel uitmakende algemene bepalingen exclusief omzetbelasting.
Leveringen en diensten
5
Als door of vanwege verhuurder te verzorgen bijkomende leveringen en diensten komen partijen overeen
•	gas c.q. olieverbruik incl. vastrecht;

•	elektriciteitsverbruik incl. vastrecht ten behoeve van de installaties en de verlichting van de gemeenschappelijke ruimten;

•	waterverbruik incl. vastrecht;

•	onderhoud en periodieke controle van verwarmings- en/of luchtbehandelingsinstallatie(s);

•	idem van hydrofoorinstallatie;

•	idem van glazenwasinstallatie;

•	idem van brandmelder-, gebouwbewaking-, storingmelder- en noodstroominstallatie(s);

•	schoonmaakkosten van de gemeenschappelijke ruimten, beglazing buitenzijde, alsmede zonwering, beglazing gemeenschappelijke;

•	ruimten en terrein;

•	verzorging huisvuil, containerhuur e.d.;

•	assurantiepremie buitenbeglazing;

•	onderhoud terrein en tuinen;

•	bewaking indien daarvoor gekozen wordt;

•	administratiekosten à 5% over de hierboven leveringen en diensten.
Bankgarantie
6
Het n 12.1 algemene bepalingen bedoelde bedrag van de bankgarantie wordt bij deze tussen partijen vastgesteld op € 9.713,37 op naam van Vrodest Delft C.V., Hertog Janstraat 1, 5081 BR Hilvarenbeek zegge: negenduizendzevenhonderddertien euro en 37 cent.
Beheerder
7.1
Totdat verhuurder anders meedeelt, treedt als beheerder op verhuurder.
7.2
Tenzij schriftelijk anders overeengekomen, dient huurder zich voor wat betreft de inhoud en alle verdere aangelegenheden betreffende deze huurovereenkomst met de beheerder te verstaan.
Bijzondere bepalingen
8. Onderverhuur
Het is huurder toegestaan om na goedkeuring van verhuurder het geheel onder te verhuren.

Paraaf verhuurder	Paraaf huurder

4

8.1 Vloerbedekking
Verhuurder zal voor eigen rekening en voor ingebruikname van het gehuurde zorgdragen voor het plaatsen van standaard projecttapijt t.p.v. de kantoor-/showroomruimte.
8.2
Huurder dient zelf zorg te dragen voor een internet abonnement via Casema. Verhuurder is bereid de interne bekabeling voor negen, door huurder aan te wijzen, aansluitpunten voor eigen rekening te plaatsen. Huurder is te alien tijde zelf verantwoordelijk voor het beheer en onderhoud.
Verhuurder zal tevens 1 extra internetaansluitpunt op de begane grond t.p.v. lage gedeelte (achter entree overheaddeur) naast schakelaar verlichting
Verhuurder zal 2 dubbele wandcontactdozen op de 1e verdieping (grote kamer achterzijde) en 2 extra internetaansluitpunten (de wijze van aansluiten zullen wij t.z.t. met de elektricien opnemen) plaatsen.

Aldus opgemaakt en ondertekend in drievoud

Delft 08-07-2005	Delft Illegible 2005

Illegible
(handtekening huurder) namens OCZ Technology Group, Inc.	(handtekening verhuurder) namens Vrodest Delft C.V. de beherend vennoten

J.A.C. Apps	Amprins Vastgoed B.V. F.A. Weidema

Stemavin Properties B.V. C.J.M. Vinken

/s/ Illegible Vastgoed Advies en Beheer ‘93 A.W.M. Heuvel

/s/ Illegible IBB-Kondor B.V. F.L.J. Bosman

Paraaf verhuurder	5	Paraaf huurder

Bijlagen:(2)
•	algemene bepalingen

•	tekening van de gehuurde bedrijfsruimte

•	proces-verbaal van oplevering

•	bankgarantie
Afzonderlijke handtekening(en) van huurder(s) voor de ontvangst van een eigen exemplaar van de ‘ALGEMENE BEPALINGEN HUUROVEREENKOMST KANTOORRUIMTE en andere bedrijfsruimte in de zin van artikel 7:230a BW’ als genoemd in 2.1.
•	Handtekening huurder(s):

2)	Doorhalen wat niet van toepassing is en eventueel aanvullen

Paraaf verhuurder	6	Paraaf huurder